                                                                     EXHIBIT 4.1


                           Data Critical Corporation

                         Registration Rights Agreement



                                     Dated
                                     as of

                                  June 5, 2000

                         Registration Rights Agreement


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of June 5, 2000, by and among Data Critical Corporation, a Delaware corporation (the "Company"), and Aether Systems, Inc., Delaware corporation ("Aether").

                                    RECITALS

     A. Concurrently herewith the Company and Aether are entering into (i) a marketing and technology development affiliation pursuant to an agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Development Agreement") between the parties, (ii) a certain Common Stock Purchase Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") pursuant to which Aether has agreed to purchase up to $10 million of the common stock ($.001 par value) of the Company (the "Common Stock") and (iii) a certain Stock Option Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Option Agreement") pursuant to which the Company shall grant Aether the option to purchase additional shares of Common Stock at the exercise prices set forth therein.

     B. The execution of this Agreement by the parties is a condition to the obligation of Aether to enter into the Development Agreement and to purchase the Common Stock pursuant to the Purchase Agreement.

     C. The Company and Aether desire to enter into this Registration Rights Agreement to facilitate the arrangements contemplated by the Development Agreement and the purchase and sale of the Common Stock.

                                   AGREEMENT

1.   Definitions

     For purposes of this Agreement, the following terms have the following meanings:

          (a) "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC;

          (b) "Holder" means Aether or any Permitted Transferee thereof pursuant to the terms of this Agreement; provided that there shall at no time be more than one Holder hereunder;

          (c) "Permitted Transferee" means, with respect to the Holder, any corporation or other entity that acquires all of the capital stock or all or substantially all of the assets of the Holder, and which acquires all right, title and interest of the Holder in, to and under the Registrable Securities.

          (d) "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or order of effectiveness of such registration statement or document;

          (e) "Registrable Securities" means (i) the Common Stock purchased by Aether pursuant to the Purchase Agreement, (ii) any Common Stock purchased by Aether upon the exercise of the Option Agreement, (iii) any other Common Stock purchased by Aether from the Company at any other time hereafter pursuant to an agreement with the Company, and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities
(x) sold, conveyed, or otherwise transferred or disposed of by the Holder thereof to a person or entity other than a Permitted Transferee in accordance with the terms of this Agreement or in a transaction in which its rights under this Agreement are not assigned and (y) any Common Stock which the Holder is entitled to sell into the public market, together with all other Registrable Securities of the Company beneficially owned by the Holder (and all Registrable Securities as to which the Holder shares beneficial ownership) that is at the time of registration, transferable by the Holder in a single brokerage transaction under the provisions and within the volume limitations of Rule 144(e)(1) promulgated under the Act or any successor to such Rule;

          (f) "Registrable Securities then outstanding" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

          (g) "SEC" means the Securities and Exchange Commission; and

          (h) "Securities with Piggyback Rights" means securities of the Company which are entitled upon request to be included in a registration effected by the Company (including a registration statement effected by the Company for shareholders); it being agreed for purposes hereof that a security of the Company shall be deemed a Security with Piggyback Rights only in those particular circumstances where such security would be entitled to be included in a registration effected by the Company in accordance with the agreement granting such rights to the holders thereof.

2.   Request for Registration

     (a) If the Company shall receive, at any time after the one year anniversary of this Agreement, a written request from the Holder that the Company file a registration statement (other than on Form S-3) under the Act covering the registration of at least $5,000,000 (before deduction of underwriting discounts and commissions) of the Common Stock, then the Company shall within ten (10) days after receipt thereof, give any required written notice of such request to all holders of Securities with Piggyback Rights, and shall, subject to the limitations set forth below (including under Section 8 below), use commercially reasonable efforts to effect as soon as practicable the registration under the Act of all Registrable Securities and, if any, the Securities with

Piggyback Rights that the Holder and the holders of Securities with Piggyback Rights requests be so registered in a written request to be given within thirty
(30) days of the mailing of such notice by the Company.

     (b) The Company is obligated to effect only two (2) registrations pursuant to this Section 2.

     (c) Notwithstanding the foregoing, if the Company shall furnish to the Holder requesting a registration pursuant to this Section 2 within thirty (30) days of receiving such request: (i) a certificate signed by the President of the Company stating that in the reasonable good faith judgment of the Board of Directors of the Company, (A) the filing of a registration statement or a sale of the Registrable Securities pursuant thereto would materially adversely affect or interfere with any proposed or pending financing, acquisition, corporate reorganization, or other material transaction or the conduct or outcome of any material litigation involving the Company or any of its subsidiaries, (B) the filing of a registration statement or a sale of Registrable Securities pursuant thereto would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, (C) the Company is unable to comply with SEC requirements or (D) the filing of a registration statement or a sale of Registrable Securities pursuant thereto would otherwise materially adversely affect the Company to the detriment of the shareholders, as a whole (the circumstances described above being referred to herein as being "Seriously Detrimental" to the Company) and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days each after receipt of the request of the Holder; provided, however, that the Company may not use this right more than once in any twelve (12)-month period, or (ii) a certificate signed by the President of the Company stating that the Company intends within thirty (30) days of the date of such certificate to file a registration statement for the public offering of securities of the Company to the general public, then the Company shall not be obligated to effect the registration requested pursuant to this Section 2; provided, however, that the
                                                   --------  -------
Company shall promptly notify the Holder requesting a registration pursuant to this Section 2 of any decision by the Company to abandon or indefinitely delay such public offering; and provided, further, that if the Company shall reject
                          --------  -------
any request for registration pursuant to either of the immediately preceding clauses (i) or (ii), the request by the Holder shall be deemed withdrawn and shall not operate to reduce the number of requests the Holder is entitled to make hereunder pursuant to this Section 2.

3.   Company Registration

     If the Company proposes to register (including for this purpose a registration effected by the Company for any shareholder other than the Holder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company shall, at each such time, promptly give the Holder and each holder of Securities with Piggyback Rights written notice of such registration. Upon the written request of the Holder or any other holders of Securities with Piggyback Rights given within twenty (20) days after the mailing of such notice by the Company, the Company shall, subject to the provisions of Section 8, use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that the Holder and all other Securities with Piggyback Rights that the holders thereof have in each case requested to be registered as soon as practicable. In the event that the Company decides for any reason not to complete the registration of shares of Common Stock other than Registrable Securities and/or the Securities with Piggyback Rights, the Company shall have no obligation under this Section 3 to continue with the registration of Registrable Securities and/or the Securities with Piggyback Rights (but shall still be obligated to pay the expenses of the Holder hereunder). Any request pursuant to this Section 3 to register Registrable Securities as part of an underwritten public offering of Common Stock shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

4.   Form S-3 Registration

     (a) If the Company shall receive a written request from the Holder to effect a registration on Form S-3, then the Company shall, within ten (10) days after the date of the receipt of such request, give written notice of such request to all holders of Securities with Piggyback Rights, and shall, subject to the limitations set forth below (including Section 8 hereof), use its reasonable best efforts to effect as soon as practicable the registration under the Act of all Registrable Securities and all Securities with Piggyback Rights that the Holder and any holders of Securities with Piggyback Rights requested be so registered in a written request to be given within thirty (30) days after the mailing of such notice by the Company.

     (b) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 4 if: (i) Form S-3 is not available for such offering by the Holder; (ii) the Holder, together with the holder of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before deduction of any underwriters' discounts or commissions) of less than $2,000,000; (iii) the Company shall furnish to the Holder a certificate signed by the President of the Company stating that, in the reasonable good faith judgment of the Board of Directors of the Company, it would be Seriously Detrimental to the Company and its shareholders for such Form S-3 registration to be filed or effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder under this Section 4; provided, however, that the Company
                                            --------  -------
shall not use this right more than one time in any twelve (12)-month period;
(iv) if the Company has, within the twelve (12)-month period preceding the date of such request, already effected two (2) such registrations on Form S-3 for the Holder pursuant to this Section 4; or (v) the Company within the twelve (12)- month period preceding the date of such request has effected a registration of securities in which the Holder was entitled to participate to the fullest extent they desired pursuant to Section 2 or 3.

5.   Obligations of the Company

     Whenever required under this Agreement to effect the registration of any Registrable Securities of the Holder, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities (and such other securities of the Company as shall be included therein) and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to ninety (90) days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish, at no cost, to the Holder copies of the registration statement and each amendment, supplement and, if requested, any exhibit and/or schedule thereto (other than any exhibit or schedule subject to confidentiality), copies of a prospectus, including a preliminary prospectus and all amendments or supplements thereto in conformity with the requirements of the Act, and such other documents as they may reasonably request to facilitate the disposition of all securities covered by such registration statement.

          (d) Use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Holder shall also enter into and perform its obligations under such an agreement.

          (f) Notify the Holder, during the time when a prospectus is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement or the regisration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as practicable, prepare and file with the SEC a post-effective amendment or a supplement to such registration statement or prospectus, respectively, and use its reasonable best efforts to cause such post-effective amendment to such registration statement to become effective, such that such registration statement or prospectus as so amended shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not materially misleading in light of the circumstances in which they were made.

          (g) At the request the Holder, furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection such registration (i) an opinion, dated such date, of legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by Company counsel to underwriters in an underwritten public offering, addressed to the underwriters and the Holder and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and the Holder.

          (h) List the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or qualify the Registrable Securities being registered for inclusion on Nasdaq if the

Company does not have a class of equity securities listed on a national securities exchange.

          (i) Provide a transfer agent and registrar for the securities being registered and a CUSIP number, not later than the effective date of the registration statement.

          (j) Promptly upon learning thereof, notify the Holder of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement in respect of the Registrable Securities or the initiation or threatening of any proceeding for that purpose or the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company shall use its reasonable best efforts to obtain the lifting of any stop order or suspension of such qualification as soon as commercially practicable.

          (k) Use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the registration of the Registrable Securities in accordance herewith or to facilitate the offer, sale and disposition of such securities being so registered hereunder.

6.   Furnish Information

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holder furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

     In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Agreement, the Company will give the underwriters and their counsel and accountants, reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers, employees, counsel and accountants who have certified its financial statements, in each case, as shall be deemed necessary in the reasonable opinion of the underwriter and its counsel to conduct a reasonable investigation within the meaning of the Securities Act.

7.   Expenses of Registration

     In connection with any registration pursuant to this Agreement (other than pursuant to Section 4 above), the Company shall be responsible for the payment of all reasonable expenses of the registration, with the exception of (a) underwriting discounts and commissions, which shall be paid by the Company, the Holder and any other selling holder of the Company's securities in proportion to the aggregate value of the securities offered for sale by each of them, (b) the fees and expenses of more than one law firm acting as counsel to the Holder and any other selling holders of the of the Company's securities (as selected by a majority in interest of the selling holders) in excess of $15,000, which incremental expenses and fees of such counsel, if any, shall be the joint and several obligation of the Holder and the other selling holders, and (c) any fees or expenses in connection with a registration pursuant to Section 4 above, all of which shall be paid by the Holder. The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, printing and accounting fees, the fees and disbursements of counsel for the Company and, subject to the limitations of the preceding sentence, the fees and disbursements of one counsel for the Holder and the other selling holders; provided, however, that the Company shall not be required to pay for any
--------  -------
expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holder (other than a withdrawal due to a material adverse change in the Company's business or financial condition), unless, the Holder agrees to forfeit the right to one demand registration.

8.   Underwriting Requirements

     (a) The Holder under Section 2 or Section 4 must distribute the Registrable Securities covered by their request by means of a public offering underwritten by a reputable national or regional underwriter to be selected by the Holder and reasonably acceptable to the Company. The right of the Holder to include its Registrable Securities in such registration under Section 2 or Section 4 shall be conditioned upon its participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. The Holder and any applicable holders of Securities with Piggyback Rights shall (together with the Company as provided in Section 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (and reasonably acceptable to the Company). Notwithstanding any other provisions of Section 2 or Section 4, if the underwriter advises the Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities and other Securities with Piggyback Rights that may be included in the registration shall be apportioned first to the Holder without cutback or reduction and then to the other selling holders pro rata according to the total respective amount of Securities with Piggyback Rights to be included therein.

     (b) The Company shall not be required under Section 3 to include any of the Holder's securities in an underwritten offering of the Company's securities unless the Holder accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the underwriters advise the Company that marketing factors require a limitation on the number of shares, including Registrable Securities, to be included in such offering, then the Company shall so advise the Holder and all other holders of securities of the Company that may be included therewith in such registration and that would otherwise have been underwritten pursuant to Section 3, and the number of shares, including Registrable Securities, that may be included in the registration shall be apportioned first to the Company, then pro rata among Holder and the other the selling holders according to the total amount of Registrable Securities and Securities with Piggyback Rights requested to be sold in such registration by the Holder and such other selling holders, or in such other proportions as the Holder and such other holders shall mutually agree; provided, that in no event shall the amount of securities of the Holder included
--------
in the registration be reduced below twenty percent (20%) of the total amount of securities included in such registration (assuming the amount originally requested to be included was in excess of twenty percent (20%).

9.   Delay of Registration.

     The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration of the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

10.  Indemnification

     In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any actual expenses (including legal fees and costs), losses, claims, damages (including settlement amounts) or liabilities (joint or several) (collectively, "Losses") to which it may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law. The Company will reimburse (as incurred) the Holder or any such controlling person for any Losses reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any Losses that arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, the Holder or such controlling person.

          (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company and its officers, directors, agents and employees, each underwriter and each other selling holder selling securities in such registration statement, and any person who controls any of the foregoing within the meaning of the Act or the 1934 Act, against any Losses to which the Company or such officer, director, agent, employee, or underwriter or other selling holder or controlling person may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished by, or on behalf of, the Holder expressly for use in connection with such registration; and the Holder will reimburse (as incurred) any Losses reasonably incurred by the Company or its officers, directors, agents, employees, or underwriters or other selling holder or controlling persons in connection with investigating or defending any Violations; provided, however, that (i) the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Holder, which consent shall not be unreasonably withheld and (ii) the obligations of the Holder shall be limited to an amount equal to the gross proceeds (before payment of expenses and commissions) to the Holder of Registrable Securities sold as contemplated herein.

          (c) Promptly after receipt of notice of the commencement of any action (including any governmental action), an indemnified party will, if a claim is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its
--------  -------
own counsel (limited to one additional counsel), with the fees and reasonable expenses to be paid by the indemnifying party, if and to the extent, in the reasonable opinion of counsel for the indemnifyied party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 10 to the extent such failure is prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

          (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Losses as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by the Holder
                --------
under this Section 10(d) exceed the gross proceeds (before payment of expenses and commissions) to the Holder, except in the case of willful fraud by the Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation resulting in such Losses relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holder under this Section 10 shall survive the completion of any offering of Registrable Securities and the termination of Registration Rights pursuant to Section 13.

11.  Reports Under the Act

     With a view to making available to the Holder the benefits of SEC Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days from the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) Take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holder to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) Furnish to the Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act (at any time after ninety (90) days from the date on which it becomes subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such Form S-3.

12.  Assignment of Registration Rights

     The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by the Holder only to a Permitted Transferee who shall, upon such transfer or assignment, be deemed the "Holder" under this Agreement; provided, that the Company is, within a reasonable period of time
           --------
after such transfer, furnished with written notice of the name and address of such Permitted Transferee; and provided, further, that such assignment shall be
                               --------  -------
effective only if
immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

13.  Termination of Registration Rights

     The registration rights granted under Sections 2, 3 and 4 of this Agreement shall terminate as to the Holder on the earlier of (i) the fourth anniversary of the date of this Agreement and (ii) such time as the Holder shall be able to sell all of its Registrable Securities into the public market within a three month period in a single brokerage transaction under the provisions and within the volume limitations of Rule 144(e)(1) promulgated under the Act or any successor to such Rule.

14.  Changes in Common Stock

     If, and as often as, there is any change in the Capital Stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

 15. Miscellaneous

     15.1 Notices

     Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d); or
(d) five (5) days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties given in the foregoing manner.

     15.2 Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

     15.3 Governing Law; Jurisdiction; Venue

     This Agreement shall be governed by and construed under the laws of the state of New York without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in New York, New York or the Southern District of the State of New York in connection with any action relating to this Agreement.

     15.4 Successors and Assigns

     The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties as provided herein.

     15.5 Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     15.6 Entire Agreement; Counterparts

     This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in one or more separate counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

     15.7 Headings

     Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     15.8 No Third Party Beneficiaries

     The terms and provisions of this Agreement are intended only for the benefit of the parties hereto (and any permitted successors or assigns), and no other party shall be entitled to any rights or benefits hereunder.




                           [Signature page follows.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                   DATA CRITICAL CORPORATION



                   By:     /s/ Jeffrey S. Brown
                      ------------------------------------
                      Its:      President and CEO
                          -------------------------------

                   AETHER SYSTEMS, INC.



                   By:     /s/ Brian W. Keane
                      -----------------------------------
                      Its:        SVP
                          ----------------------------